Franklin Griffith & Associates
6330 McLeod Drive, Suite 7
Las Vegas, NV 89120

INDEPENDENT AUDITORS’ REPORT
Board of Directors

Para Mas Internet, Inc. (The Company)
1337 S. Gilbert Road, Suite 104
Mesa, Arizona 85204

September 7, 2005

To Whom It May Concern:

We consent to the use in the Registration Statement of Para Mas Internet, Inc. on Form SB-2/A of our Auditor’s Report dated March 27, 2005 on the financial Statements of Para Mas Internet, Inc. as of December 31, 2004 and 2003, being filed with the Securities and Exchange Commission.

Very truly yours,

/s/ Franklin Griffith & Associates

Franklin Griffith & Associates